EXHIBIT 10.02

Plaza Hotel and Casino
One Main Street
P.O. Box 760
Las Vegas, Nevada 89101

NOTE SECURED BY DEED OF TRUST

January 21, 2000	Las Vegas, Nevada

For value received, the undersigned promises to pay EXBER, INC., or order, at Las Vegas, Nevada the sum of twenty nine million four hundred thousand ($29,400,000.00) with interest from the date on unpaid principal at the Prime Interest Rate as published in the Wall Street Journal as of the 20th of each month, not to exceed 12.0%.  Monthly installments of interest are due and payable on the first day of each month beginning on February 1, 2000, for a period of 60 months at which time the entire remaining principal balance together with accrued interest shall be due and payable.

Each payment shall be credited first on accrued interest, remainder on principal; and interest shall thereupon cease upon the principal so credited.  Should default be made in payment of any installment of interest, the whole sum of interest and principal shall become immediately due at the option of the holder hereof.  Principal and interest payable in lawful money of the United States.  Should the payee or his assigns be required to engage an attorney to enforce any provision of this note or Deed of Trust securing same, or in any proceeding brought by the undersigned promises to pay said sums as the court may fix as attorneys fees.

UNION PLAZA HOTEL AND CASINO, INC.

By:	/s/ JOHN D. GAUGHAN

Its President

Attest:	/s/ DON DOBSON

Its Secretary